Exhibit 8.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

September 14, 2026

Re:      Material U.S. Federal Income Tax Considerations

Cadeler plc

Avocet Court

8 Central Avenue

St. Andrews Business Park

Norwich, Norfolk NR7 0HR

United Kingdom

Ladies and Gentlemen:

We have acted as United States counsel to Cadeler plc, a company incorporated under the laws of England and Wales (“NewCo”), in connection with the Registration Statement (File No. 333-298599) of NewCo on Form F-4, filed with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed redomiciliation of Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”) from Denmark to the United Kingdom (the “Redomiciliation”) to be effected pursuant to an offer by NewCo (the “Offer”) to exchange NewCo Shares for Cadeler Shares (including Cadeler Shares represented by Cadeler ADSs), followed as promptly as practicable after the consummation of the Offer by a compulsory cash acquisition by NewCo of the Cadeler Shares (including Cadeler Shares represented by Cadeler ADSs) it did not acquire in the Offer in accordance with sections 70-72 of the Danish Companies Act (the “Squeeze-out”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) certain representation letters of each of NewCo and Cadeler delivered to us for purposes of this opinion (together, the “Representation Letters”) and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Redomiciliation (including each of the Offer and the Squeeze-out) will be consummated in the manner described in the Registration Statement, each will be effective under applicable law, and none of the terms or conditions described in the Registration Statement will be waived or modified, (ii) the facts relating to the Redomiciliation are accurately and completely reflected in the Registration Statement, (iii) the representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the later of the effective time of the exchange of Cadeler Shares or Cadeler ADSs for NewCo Shares pursuant to the Offer, the effective time of the Squeeze-out and certain subsequent periods specified in the Representation Letters (each, an “Effective Time”), and (iv) any representations made in the Representation Letters subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up to and including each Effective Time, without such qualification. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exclusions stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” constitute the opinion of Davis Polk & Wardwell LLP as to the material U.S. federal income tax consequences of (i) the exchange by the U.S. Holders described therein of Cadeler Shares or Cadeler ADSs for NewCo Shares pursuant to the Offer, (ii) the receipt of cash by non-tendering U.S. Holders in the Squeeze-out and (iii) the ownership and disposition of the NewCo Shares received by the U.S. Holders pursuant to the Offer.

This opinion is being delivered prior to the consummation of the Offer, the Redomiciliation and the Squeeze-out and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

 /s/ Davis Polk & Wardwell LLP